Exhibit 99.1

Arcadia Biosciences Announces First-Quarter 2020 Financial Results and Business Highlights

-- First Quarter Revenue Up Year over Year --

-- Provides Update on COVID-19 Impact and Reiterates 2020 Revenue Guidance of $10 Million --

-- Management to Host Conference Call Today at 4:30 pm Eastern Time --

DAVIS, Calif. (May 13, 2020) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a leader in science-based approaches to enhancing the quality and nutritional value of crops and food ingredients, today released its financial and business results for the first quarter of 2020.

“This is an extraordinary moment in time for all of us,” said Matt Plavan, Arcadia’s president and chief executive officer. “Our priorities throughout this challenging time remain the same: to maintain the health and safety of our people and to maintain business continuity and advance our business objectives without significant interruption. I’m happy to say that we’ve been successful in accomplishing these goals.

“Despite some headwinds generated by COVID-19, we are pleased with the robust quarter of strategic partnerships and acquisitions in the hemp space, including grower-facing partners like Grow West® and Buttonwillow Warehouse Company, as well as CPG-facing customers like Vivion Specialties, Inc.TM (VSI).

“Today’s hemp supply chain is still evolving and clearly will need advances to reach its full commercial potential,” said Plavan. “We believe we can be an attractive partner to companies throughout that supply chain. In addition to our organic growth strategies, we are now poised to accelerate shareholder value creation through acquisitive and strategic growth opportunities in the processing, manufacturing and brand segments of the hemp value chain to create a leading, vertically-integrated platform focused on the highest technology, quality and transparency in hemp and hemp products.

“To help us navigate this emerging market, Arcadia has reached into the sector and is working with strategic advisors, including Corner Capital Group (CCG), who has been an early investor in technology and healthcare industries including TILT Holdings and Mile High Labs,” Plavan added.

Q1 2020 Operating and Business Highlights

●

More Than $3 Million in Seed Purchase Commitments for GoodHempTM. Within two months post launch of the GoodHemp seed catalog, Arcadia secured more than $3 million in initial seed purchase commitments, reflecting strong market demand for quality genetics in the emerging hemp industry. Revenues from these initial purchase commitments will be recognized when the seeds are delivered to growers, between second and fourth quarter of 2020. This revenue, along with that expected from follow-on commitments, will contribute meaningfully to the $10 million in total expected revenues for 2020, as forecasted in the company’s financial guidance.

●

Established GoodHemp Innovation Partners Platform. To support the company’s strategy to become a market leader in high-value hemp innovations and ensure the continued success of the GoodHemp line, Arcadia established the GoodHemp Innovation Partners Platform, a select group of growers who will work closely with Arcadia’s team of regional agronomists to further the shared understanding of GoodHemp seed performance at industrial scale throughout the production season. This unique go-to-market approach utilizes a hub model with initial centers in Hawaii, the Pacific Northwest, Southern California, Northern California, the Desert Southwest and the Mountain West. Innovation partners receive exclusive access to the team of breeders, geneticists and computational biologists at Arcadia’s R&D headquarters in Davis and serve as a hemp production advisory board highlighting grower challenges to inform Arcadia’s future breeding efforts. They also have early access to developmental seed varieties and will help validate innovations under real farm conditions.

●

Strategic Retailer Partnership to Introduce GoodHemp Seeds to California Growers. Arcadia announced a new strategic partnership with Grow West, one of the largest independent marketers of agricultural products in California, and Buttonwillow Warehouse Company (BWC), a family owned and operated fertilizer and crop protection products company in Central and Southern California, to introduce Arcadia’s USDA-compliant GoodHemp seed line to California growers. Grow West and BWC will bring their collective grower relationships to Arcadia’s GoodHemp Innovation Partners Platform, and Arcadia gains access to every production acre in the state, including top California cultivators who rely on the crop and pest control advisors of these two companies to make important decisions throughout the growing season.

●

Archipelago VenturesTM Partnered with Vivion Specialties, Inc. to Distribute Hawaiian Hemp Products in North America. Recently Arcadia announced a new partnership between Archipelago Ventures, its joint venture with Legacy Ventures Hawaii, and Vivion Specialties, Inc. (VSI), a North American specialty ingredient supplier. VSI will serve as Archipelago’s North American distributor, managing the stateside marketing and sales of sun-grown Hawaiian hemp ingredients in key markets like food and beverage, human and pet nutrition and personal care. VSI has a network of 18 sales regions in the U.S. and Canada and is known for its proprietary VivAssure® purity validation process, which tests every ingredient and provides a detailed Certificate of Analysis of its contents. The collaboration will deliver rigorously tested and lab-certified CBD ingredients, providing high quality and transparency for discerning retailers and shoppers throughout North America.

●

U.S. Patents Granted for High Fiber Wheat with Improved Yield. Arcadia expanded its GoodWheatTM patent portfolio to include an allele that improves yield in high fiber, resistant starch wheat. In multi-year field studies, wheat breeding lines carrying the higher-yielding allele produced an average of 6 to 9 percent higher yields, with some resulting in as much as 30 percent higher yields. Field trials further indicated there may be other benefits to this innovation, including reduction in sensitivity to the damaging effects of cold at specific growth stages. The higher-yielding allele is the output of Arcadia’s ArcaTech technology platform and is the latest among a suite of patents Arcadia has licensed to Arista Cereal Technologies and Bay State Milling in North America. These improvements to the crop yield and production efficiency are an example of the companies’ continuing plans to expand the adoption and market footprint of high fiber, resistant starch wheat.

●

Verdeca Registers Early Adopters for HB4 Program at Expoagro 2020. For the second year in a row in March, Verdeca showcased pre-commercial HB4 soybeans varieties at Expoagro 2020, Argentina’s largest farm show. At Verdeca’s pavilion, growers were able to inspect field plots of HB4 soybeans demonstrating the trait stack’s tolerance to drought, salinity and glufosinate. Early adopters in the HB4 program can begin testing the trait in their own fields in preparation for commercial launch following import approval from China. These pre-commercial varieties are currently being multiplied on close to 7,400 acres, with the potential for more than 100,000 additional acres available for seed multiplication during the next crop season.

Q2 Business Highlights

●

Randy Shultz, Ph.D. Promoted to Chief Technology Officer. In early April, Arcadia promoted Randy Shultz, Ph.D. to the role of chief technology officer. Shultz joined Arcadia in 2019 as head of research and development and has played an instrumental role in accelerating novel non-GM hemp varieties with ArcaTechTM, Arcadia’s proprietary rapid prototyping and development platform. In this new, elevated position, Shultz will oversee the execution of Arcadia’s strategic, multi-year plan to become a market leader in high-value hemp innovations, as well as continue to advance next generation products through the company’s GoodWheat pipeline.

●

Expanded Intellectual Property Protection for GoodWheat Portfolio. Arcadia recently announced it has further strengthened its intellectual property and wheat technology portfolio with four additional U.S. patents. The U.S. Patent and Trademark Office awarded the company two patents for extending the shelf life of whole wheat by minimizing hydrolytic and oxidative rancidity. The company also received notices of allowance for two additional patents extending earlier claims surrounding the extended shelf life of wheat and reduced gluten grains. The new patents bring the total number of patents in Arcadia’s GoodWheat portfolio of non-genetically modified (non-GM) wheat varieties to 22.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended March 31,
	2020	2019	Favorable / (Unfavorable)
			$	%
Total revenues	309	158	151	96%
Total operating expenses	6,099	4,376	(1,723)	(39)%
Loss from operations	(5,790)	(4,218)	(1,572)	(37)%
Net income (loss) attributable to common stockholders	2,525	(12,612)	15,137	120%

Revenues

In the first quarter of 2020, revenues were $309,000, compared to revenues of $158,000 in the first quarter of 2019. The quarter-over-quarter increase was driven by the achievement of a milestone by a licensee, an increase in GLA product sales and the recognition of GoodWheat royalty revenues, partially offset by the decrease in contract research and government grant revenues.

Operating Expenses

In the first quarter of 2020, operating expenses were $6.1 million, compared to $4.4 million in the first quarter of 2019. Research and development (R&D) spending increased by $739,000 in the first quarter of  2020, primarily due to higher employee expenses and hemp-related costs. General and administrative (SG&A) costs for the first quarter of 2020 were $911,000 higher than the first quarter in 2019, primarily driven by higher consulting fees and consultants’ stock compensation expense and higher employee-related expenses. Cost of product revenues was $73,000 higher in the first quarter of 2020 compared to 2019 due to additional GLA product sales in 2020 and a write-down of wheat inventory.

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the first quarter of 2020 was $2.5 million, or $0.29 per share, a $15.1 million increase from the $12.6 million loss in the first quarter of 2019. The quarter-over-quarter increase was largely due to the $8.2 million non-cash income recognized in the first quarter of 2020 as a result of a decrease in the fair value of common stock warrant liabilities versus the $8.5 million non-cash expense recognized in the first quarter of 2019 as a result of an increase in these liabilities.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, May 13, to discuss first-quarter financial results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In:  +1-844-243-4690

International Dial-In:     +1-225-283-0138

Passcode:                     3560919

A live webcast of the conference call will be available on the “Investors” section of the Arcadia’s website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Arcadia Biosciences (Nasdaq: RKDA) develops and markets high-value food ingredients and nutritional oils that help meet consumer demand for a healthier diet. Arcadia’s GoodWheat™ branded ingredients deliver health benefits to consumers and enable consumer packaged goods companies to differentiate their brands in the marketplace. The company’s agricultural traits are being developed to enable farmers around the world to be more productive and minimize the impact of agriculture on the environment. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to the company’s revenue from seed sales and its total revenue for 2020, the company’s access to growers, and the company’s plans,, commercial products and collaborations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the price and demand for the company’s wheat and hemp related products are lower than expected; the company’s and its partners’ and affiliates’ ability to develop and sell commercial products incorporating its traits, and complete the regulatory review process for such products; the company’s and it partners’ ability to fulfill current and follow-on purchase commitments; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; the growth of the global wheat and hemp markets; the successful integration of the company’s business with the businesses of any future partners; the potential impact of COVID-19 on the company’s business; and the company’s future capital requirements and ability to satisfy its capital needs.  Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and additional information set forth in its Form 10-K for the year ended December 31, 2019, and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update these forward-looking statements.

Press Contact:

Lisa Weser

Trailblaze

lisa@trailblaze.co

Investor Contact:

Pam Haley

Chief Financial Officer

ir@arcadiabio.com

Arcadia Biosciences, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$12,973	$8,417
Short-term investments	3,045	16,915
Accounts receivable	309	602
Inventories, net — current	5,971	1,794
Prepaid expenses and other current assets	1,460	712
Total current assets	23,758	28,440
Property and equipment, net	2,540	1,799
Right of use asset	5,654	1,963
Inventories, net — noncurrent	273	364
Other noncurrent assets	23	8
Total assets	$32,248	$32,574
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$4,912	$4,685
Amounts due to related parties	16	40
Notes payable — current	31	24
Unearned revenue — current	17	42
Operating lease liability — current	526	611
Other current liabilities	306	306
Total current liabilities	5,808	5,708
Notes payable — noncurrent	130	107
Operating lease liability — noncurrent	5,312	1,497
Common stock warrant liabilities	6,775	14,936
Other noncurrent liabilities	2,000	2,000
Total liabilities	20,025	24,248
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of March 31, 2020 and December 31, 2019; 8,654,095 and 8,646,149 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	49	49
Additional paid-in capital	215,612	214,826
Accumulated other comprehensive income	—	1
Accumulated deficit	(204,646)	(207,171)
Total Arcadia Biosciences stockholders’ equity	11,015	7,705
Non-controlling interest	1,208	621
Total stockholders' equity	12,223	8,326
Total liabilities and stockholders’ equity	$32,248	$32,574

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Revenues:
Product	$154	$107
License	100	—
Royalty	30	—
Contract research and government grants	25	51
Total revenues	309	158
Operating expenses:
Cost of product revenues	132	59
Research and development	2,244	1,505
Selling, general and administrative	3,723	2,812
Total operating expenses	6,099	4,376
Loss from operations	(5,790)	(4,218)
Interest expense	(3)	—
Other income, net	72	120
Change in fair value of common stock warrant liabilities	8,161	(8,495)
Net income (loss) before income taxes	2,440	(12,593)
Income tax provision	(17)	(19)
Net income (loss)	2,423	(12,612)
Net loss attributable to non-controlling interest	(102)	—
Net income (loss) attributable to common stockholders	$2,525	$(12,612)
Net income (loss) per share attributable to common stockholders:
Basic and diluted	0.29	$(2.64)
Weighted-average number of shares used in per share calculations:
Basic	8,651,213	4,776,540
Diluted	8,674,610	4,776,540
Other comprehensive loss, net of tax
Unrealized losses on available-for-sale securities	(1)	—
Other comprehensive loss	(1)	—
Comprehensive income (loss) attributable to common stockholders	$2,524	$(12,612)

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,423	$(12,612)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Change in fair value of common stock warrant liabilities	(8,161)	8,495
Depreciation	74	34
Lease amortization	223	172
Net amortization of investment premium	(39)	(39)
Stock-based compensation	772	422
Write down of inventory	59	—
Changes in operating assets and liabilities:
Accounts receivable	293	86
Inventories	(4,145)	39
Prepaid expenses and other current assets	(748)	200
Other noncurrent assets	(15)	—
Accounts payable and accrued expenses	227	(538)
Amounts due to related parties	(24)	(16)
Unearned revenue	(25)	(40)
Operating lease payments	(184)	(172)
Net cash used in operating activities	(9,270)	(3,969)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(778)	(88)
Purchases of investments	(1,292)	(6,690)
Proceeds from sales and maturities of investments	15,200	9,200
Net cash provided by investing activities	13,130	2,422
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of offering costs relating to June 2018 Offering	—	(16)
Payments of deferred offering costs	—	(5)
Principal payments on notes payable	(7)	—
Proceeds from ESPP purchases	14	8
Capital contributions received from non-controlling interest	689	—
Net cash provided by (used in) financing activities	696	(13)
Net increase (decrease) in cash and cash equivalents	4,556	(1,560)
Cash and cash equivalents — beginning of period	8,417	11,998
Cash and cash equivalents — end of period	$12,973	$10,438
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$—	$2
Cash paid for interest	$3	$—
NONCASH INVESTING AND FINANCING ACTIVITIES:
Fixed assets acquired with notes payable	$37	$—
Offering costs in accounts payable and accrued expenses at end of period	$—	$7
Deferred offering costs in accounts payable and accrued expenses at end of period	$—	$18
Right of use assets obtained in exchange for new operating lease liabilities	$3,836	$2,328
Purchases of fixed assets included in accounts payable and accrued expenses	$—	$13

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